EXHIBIT 31.1

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Cary L. Cheldin, certify that:

1.           I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A of Unico American Corporation.

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 30, 2009

/s/ Cary L. Cheldin
Cary L. Cheldin, Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)